UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 13, 2014

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

McGladrey LLP (“McGladrey”) resigned as the independent registered public accounting firm of TSS, Inc., a Delaware corporation (the “Company”), on January 13, 2014. McGladrey was the independent registered public accounting firm for the Company from September 17, 2013, until January 13, 2014, and had not issued any audit reports on the Company’s financial statements.

During the period of time that McGladrey served as the Company’s independent registered public accounting firm, there were no disagreements with McGladrey on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter of the disagreements in connection with any report on the Company’s financial statements for the relevant period. During the period of time that McGladrey served as the Company’s independent registered public accounting firm, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided McGladrey with a copy of the foregoing disclosures on this Form 8-K and requested that McGladrey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Company has received the requested letter from McGladrey stating that it does agree, and a copy is filed as Exhibit 16.1 to this Form 8-K.

As of the date of this Form 8-K, the Audit Committee of the Company’s Board of Directors has not retained a new independent registered public accounting firm. The Company is currently in the process of selecting its new independent registered public accounting firm and will disclose the selection in a Current Report on Form 8-K filed in accordance with the rules of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1     Letter from McGladrey LLP to the Securities and Exchange Commission, dated January 17, 2014.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer

Date: January 17, 2014